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                                                                   Exhibit 10.44

                           PURCHASE AND SALE AGREEMENT

SUMMARY OF TERMS:

EFFECTIVE DATE: November 1, 2004

SELLER: Evergreen Brighton, L.L.C., a Delaware limited liability company

SELLER'S ADDRESS: One North Franklin Street, Suite 1150, Chicago, Illinois 60606, Attn: Mr. Terrance O'Hara and Mr. Marc Swerdlow, Fax No. 312-948-4501

SELLER'S ATTORNEY'S NAME AND ADDRESS: Levenfeld Pearlstein, 2 North LaSalle Street, Suite 1300, Chicago, Illinois 60602, Fax No. 312-346-8434; Attn: David Berzon

PURCHASER:  PCTEL, Inc.

PURCHASER'S ADDRESS: 8725 W. Higgins Road, Suite 400, Chicago, IL, 60631, Attn:
Les Sgnilek, Vice President, Finance, Fax No. 773-243-3050

PURCHASER'S ATTORNEY'S NAME AND ADDRESS: Joel Goldman, Esq., 5105 Tollview Drive, Suite 199, Rolling Meadows IL 60008, Fax No. 847-870-9702

PROJECT NAME AND ADDRESS:  471 Brighton Court, Bloomingdale, Illinois

PROJECT DESCRIPTION: Approximately 75,517 sq. ft. industrial building on approximately 6.70 acres

PREMISES (property being sold): Consists of: (i) the land described in Exhibit A attached to this Agreement and all rights, privileges, easements and appurtenances to the Land owned by Seller, including, without limitation, all mineral rights, easements, rights-of-way, gas and hydrocarbons, and other appurtenances used or connected with the beneficial use or enjoyment of the Land; and all right, title and interest of Seller in and to all streets, water courses or water bodies adjacent to, abutting or serving said land ("Land");
(ii) the industrial building described above and all other improvements on or to the Land (collectively, "Improvements"); (iii) all personal property owned by Seller and used or usable in connection with the Land or Improvements (collectively, "Personal Property"); and (iv) all licenses and permits, warranties, and other tangible and intangible assets or property pertaining, appurtenant or relating to the subject project (collectively, "Additional Property").

PURCHASE PRICE: $4,867,500.

EARNEST MONEY: $50,000 deposited at the execution of the Letter of Intent ("Initial Earnest Money") and an additional deposit of $50,000 made on or before the Contingency Termination Date (the "Additional Earnest Money").

CLOSING DATE: December 17, 2004.

CONTINGENCY TERMINATION DATE: November 1, 2004.

EARLY OCCUPANCY DATE: Prior to the Closing Date, but no earlier then November 15, 2004, Purchaser shall have the right to take early occupancy of the Property pursuant to the License Agreement attached hereto as Exhibit G.

PRORATION DATE:  The Closing Date.

TITLE COMPANY:  Ticor Title Insurance Company.

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      ESCROW AGENT: Near North National Title Corporation

      BROKERS: The John Buck Company and Lee and Associates.

      SURVIVING OBLIGATIONS: Purchaser's obligations under Section 3.1, and Purchaser's and Seller's obligations under Sections 7 and 10.3.

      Seller and Purchaser agree as follows:

1. PURCHASE AND SALE.

      1.1. Purchase and Sale. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Premises strictly in accordance with and subject to the terms, conditions, and provisions hereinafter set forth.

      1.2. Purchase Price. The price to be paid by Purchaser to Seller for the Premises shall be the Purchase Price described in the Summary of Terms above, subject to increase or decrease, and plus or minus prorations, as provided herein.

2. PAYMENT TERMS.

      2.1. Earnest Money. Purchaser has delivered the Initial Earnest Money to Escrow Agent. On or before the Contingency Termination Date Purchaser shall deliver to Escrow Agent the Additional Earnest Money. The Earnest Money shall be nonrefundable after the Contingency Termination Date. The Earnest Money shall be held by Escrow Agent for the mutual benefit of the parties hereto pursuant to the provisions of the escrow instructions attached hereto as Exhibit F. All interest and earnings from the Earnest Money shall become part of the Earnest Money, to be distributed to Purchaser or Seller as provided in other provisions of this Agreement.

      2.2. Balance of Purchase Price. Provided that all conditions precedent to Purchaser's obligations set forth herein are satisfied and Seller has performed its obligations hereunder, the Earnest Money and the balance of Purchase Price, plus or minus prorations, shall be paid to and received by Escrow Agent by wire transfer no later than 11:00 a. m. central standard time on the Closing Date.

3. PURCHASER'S CONDITIONS.

      3.1. Due Diligence Investigation. Purchaser acknowledges that Seller has previously delivered to Purchaser copies of all items described in Exhibit B attached hereto, to the extent in Seller's possession or control. Purchaser and its representatives shall be permitted to enter upon the Premises at any reasonable time and from time to time prior to the Closing Date to examine, inspect and investigate the Premises and all non-confidential books, records, drawings and other documentation relating thereto in Seller's possession (collectively, the "Inspections"), subject to the terms, conditions and limitations set forth in the following provisions of this Section 3.1. All of the Inspections shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount.

            (a) Purchaser shall have a right to enter upon the Premises for the purpose of conducting the Inspections, provided that in each such instance (i) Purchaser notifies Seller of the intended Inspections not less than 24 hours prior to such entry; and (ii) Purchaser is in full compliance with Section 3.1(d) hereof. At Seller's election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Premises for conducting said Inspections. Purchaser shall not cause or permit any mechanics' liens or other liens to be filed against the Premises as a result of the Inspections. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to perform any Phase II environmental assessments or any tests that require the physical alteration of the Premises (including, without limitation, borings or samplings) without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed.

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            (b)   If on or before the Contingency Termination Date, Purchaser determines that the Premises are not acceptable to Purchaser for any reason, Purchaser may, in its sole discretion, and as its sole and exclusive right and remedy, terminate this Agreement by giving written notice of termination to Seller on or before the Contingency Termination Date. If Purchaser does not give such notice of termination on or before the Contingency Termination Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.1 and this Agreement shall continue in full force and effect. In the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations.

            (c) Purchaser agrees and covenants with Seller to keep confidential and not to disclose to any third party (other than lenders, accountants, investors, prospective tenants, attorneys and other professionals, contractors and consultants working for Purchaser in connection with the acquisition of the Premises) without Seller's prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Premises or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transactions contemplated hereby.

            (d) Purchaser agrees to indemnify, defend and hold Seller and its members and their respective employees and other agents (collectively, the "Indemnified Parties") harmless from and against any and all claims, losses, damages, costs and expense (including, without limitation, attorneys fees' and court costs) suffered or incurred by any of the Indemnified Parties as a result of any activities of Purchaser (including activities of any of Purchaser's employees, consultants, contractors or other agents) conducted pursuant to or in violation of this Section 3.1, including, without limitation, mechanics' liens, damage to the Premises and injury to persons or property resulting from such activities. In the event that the Premises is damaged, disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Premises to its condition existing prior to the commencement of such activities. Furthermore, Purchaser agrees to maintain and to cause all of its representatives or agents conducting any Inspections to maintain and have in effect workers' compensation insurance, with statutory limits of coverage, and commercial general liability insurance with (i) appropriate coverages, (ii) waiver of subrogation, and (iii) limits of not less than One Million and 00/100 Dollars ($1,000,000) for personal injury, including bodily injury and death, and property damage. Such insurance shall name Seller (and such other related parties designated by Seller), as additional insured parties and shall be with companies, with deductibles and otherwise in form reasonably acceptable to Seller. Purchaser shall deliver to Seller prior to commencing any of the activities described in this Section 3.1, evidence reasonably satisfactory to Seller that the insurance required hereunder is in full force and effect.

      3.2. Title Review. Seller has delivered to Purchaser: (i) a title commitment for an ALTA form B policy of title insurance (the "Commitment") in the amount of the Purchase Price issued by the Title Company, covering the Premises, (ii) copies of all documents described in the Commitment, and (iii) a plat of survey of the Premises prepared by Webster, McGrath & Ahlberg, Ltd. dated July 29, 2004, Job No.: 41086 (the "Existing Survey"). The Existing Survey shall be recertified to Purchaser and the Title Company and Escrow Agent as soon as reasonably practicable after the date hereof. The Title Commitment and the title policy ("Title Policy") which Seller shall cause the Title Company to issue to Purchaser in the amount of the Purchase Price at the Closing, as hereinafter defined shall be subject only to the exceptions listed on Exhibit "E" attached hereto and by this reference incorporated herein (the "Current Permitted Exceptions"), and any matter (each, a "New Permitted Exception") arising after the date of the Commitment and not resulting from the voluntary and intentional acts of Seller (the Current Permitted Exceptions and the New Permitted Exceptions being hereinafter collectively referred to as the "Permitted Exceptions"), and the Title Commitment may be subject to any other title exceptions which shall be removed by Seller at or prior to Closing as confirmed to Purchaser by the Title Company or which or which Seller will cure, by removal from the Commitment or by endorsement (which endorsements must be reasonably acceptable to Purchaser); provided, however, in the event that any New Permitted Exception arises prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller at any time on or before the earlier of (x) ten
      (10) days after receiving written notice of such New Permitted Exception or (y) Closing, and in the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations. Prior to the Contingency Termination Date, Purchaser may obtain assurances from the Title Company ("Extended Coverage Assurance") that the Title Policy shall

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      contain an agreement by the Title Company, stating that the Title Policy will provide full extended coverage insurance which shall result in deletion of the following general exceptions: (i) liens for labor or materials, whether or not of record; (ii) parties in possession; (iii) unrecorded easements; (iv) taxes or special assessments not shown by the public records; and (v) exceptions which a correct survey would disclose. Prior to the Contingency Termination Date, Purchaser may obtain assurances from the Title Company ("Endorsement Assurance") that the Title Policy shall contain the following affirmative endorsements; (i) an ALTA 3.1 zoning endorsement with parking; (ii) an access endorsement insuring that Brighton Court is a public street and that there is direct and unencumbered access to the same from the Land; (iii) a subdivision endorsement; (iv) a utility facility endorsement; (v) a restrictions endorsement insuring over the recorded covenants, conditions or restrictions of record; (vi) an endorsement insuring that the real estate tax bills relating to the Premises do not include real estate taxes pertaining to any other real estate; (vii) a creditor's rights endorsement; (viii) a survey endorsement insuring that all foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that the Building does not encroach onto adjoining land or onto any easements, and that there are no encroachments of improvements from adjoining land onto the Project or any part thereof;
      (ix) a contiguity endorsement, if applicable, (x) a waiver of arbitration endorsement; and (xi) encroachment endorsements, if applicable. If Purchaser does not obtain the Extended Coverage Assurance or Endorsement Assurance prior to the Contingency Termination Date, then Purchaser, as its sole remedy, may terminate this Agreement pursuant to Section 3.1(b) above. Notwithstanding the foregoing, Seller shall be obligated to pay off its existing mortgage loan at Closing and cause the Title Company to remove from the Commitment the liens and encumbrances securing such loan and any other lien or encumbrance and convey the Premises subject only to the Permitted Exceptions, free and clear of any tenancies and of rights of possession of any party.

      3.3. Additional Conditions. In addition to the other conditions set forth herein, Purchaser's obligation to acquire the Premises and close on the other transactions contemplated hereunder shall be conditioned on:

      (a) all representations and warranties of Seller being true and correct in all material respects as of the Closing; and

      (b) there being no breach or default by Seller of any of its other covenants, agreements, duties or obligations hereunder.

      (c) none of the following have been done by or against or with respect to Seller at any time prior to the Closing Date: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

      (d) Seller's completion, at least five (5) days prior to Closing, in a workmanlike manner, of the repairs as set forth on the side letter of Lee and Associates, dated November 1, 2004, a copy of which is attached to this Agreement as Exhibit H. At Closing, the foregoing condition shall be deemed fully satisfied and Purchaser shall have no further claim against Seller pertaining to any such repairs. Notwithstanding the above, to the extent Seller receives any warranties from its contractor(s) for such repairs, Seller shall, at Closing, assign said warranties to Purchaser.

4. CLOSING.

      4.1. Closing Date. The sale of the Premises to Purchaser and the other transactions described herein shall be consummated (the "Closing") on the Closing Date. The Closing shall take place at the office of the Escrow Agent through an escrow created under an escrow agreement mutually satisfactory to Purchaser and Seller, in their reasonable discretion, including provisions for a so-called "New York style" closing. Upon the creation of the said escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed, as hereinafter defined, and other documents to be delivered pursuant to this Agreement shall be made through the Escrow. Seller and Purchaser (if required) shall execute gap undertakings in the form required by the Title Company in order to close by a "New York Style" closing.

      4.2. Closing Documents and Delivery of Possession (Including Early Possession).

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      Seller Deliveries. Seller shall deliver to Purchaser at Closing, the
      Closing Documents described in Exhibit C attached to this Agreement.

      (a) Purchaser Deliveries. Purchaser shall deliver to Seller at Closing the balance of the Purchase Price, plus or minus prorations, together with such documents reasonably required by the Title Company to close the purchase by Purchaser of the Premises.

      (b) Joint Deliveries. Seller and Purchaser shall jointly deliver (i) a closing statement and (ii) all required real estate transfer tax declarations, returns or affidavits.

      (c) Delivery of Possession. Exclusive possession of the Premises shall be given by Seller to Purchaser at the time of Closing, or earlier pursuant to the License Agreement attached hereto as Exhibit G.

      (d) If Purchaser desires to take such early occupancy, Purchaser shall notify Seller thereof in writing at least five (5) days prior to taking such occupancy and deliver to Seller two originals of such License Agreement, signed by Purchaser, together with evidence of the required insurance, and otherwise comply with the requirements of such License Agreement.

5. PRORATIONS.

      5.1. Real Estate Taxes and Assessments. All real estate taxes and assessments levied against the Premises not due and payable or due but not yet paid as of the Proration Date shall be prorated as of 11:59 P. M. of the date preceding. The credit for taxes, if any, for which final bills have not been issued as of the Closing Date shall be based on 110% of the latest rate and latest equalization factor applied to the latest assessed valuation. There shall be no reporation of real estate taxes after the Closing.

      5.2. Operating and Utility Costs. Seller shall pay all expenses for the Premises accrued up to and including the Proration Date. Any such expenses which are prepaid as of the Proration Date shall be credited to Seller. Purchaser shall be responsible to pay such expenses accruing subsequent to the Proration Date. Any expenses that have accrued up to and including the Proration Date but have not been billed to or paid by Seller as of the Proration Date shall, to the extent reasonable, be paid by Seller at the time of Closing, or, if not so payable, shall be credited to Purchaser. Utility meters for utility services payable by Seller shall be read on or immediately prior to the Closing Date, if reasonable, and the amounts due as disclosed by such readings shall be prorated between Purchaser and Seller based upon the Proration Date. Otherwise, all utility charges and billings shall be prorated using the prior month's bills as of the Closing Date and shall be reprorated upon receipt of actual bills for the period in question.

      5.3. Miscellaneous. All other items which are customarily prorated in transactions similar to the transaction contemplated hereunder and which are not otherwise addressed in this Agreement, will be prorated as of the Proration Date. In the event any prorations or computations made under this Section 5 are based on estimates or prove to be incorrect, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment prior to the end of the calendar year in which the Closing occurs. For purposes of calculating the prorations provided for in this Agreement, Purchaser shall be deemed to be the owner of the Premises on the Proration Date.

6. CLOSING COSTS.

      Purchaser shall pay the following expenses incurred in connection with the transactions described herein: (a) one-half of all closing fees charged by the Escrow Agent, (b) the fee for the recording of the deed, (c) Purchaser's legal fees and expenses, (d) all costs of Purchaser's due diligence and financing, if any (provided that financing shall not be a condition to Closing in any event), and (e) the cost of all title endorsements, if any, requested by Purchaser. Seller shall pay the following expenses incurred in connection with the transactions described herein: (i) all costs of the Existing Survey, as recertified to Purchaser, the Title Commitment and the Title Policy, excluding charges for endorsements (ii) one-half of all closing fees charged

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      by the Escrow Agent, (iii) Seller's legal fees and expenses, and (iv) all
      Illinois state and county transfer taxes and documentary stamp taxes.

7. REAL ESTATE COMMISSIONS

      Each party represents and warrants to the other that, except for the Brokers, no person or entity acting as real estate broker, finder or real estate agent brought about this Agreement. Seller shall pay the commissions owed to the Brokers at the Closing, which shall be in the amount of 2.5% of the Purchase Price to John Buck Company and 2.5% of the Purchase Price to Lee and Associates, but, in any case, such commissions shall be payable only in the event that the Closing actually occurs.

      Seller agrees to and does hereby indemnify Purchaser from all loss, damage, cost, or expense (including attorneys' fees) that Purchaser may suffer as a result of any claim or action brought by any person or entity acting or allegedly acting on behalf of Seller in connection with this transaction, and Purchaser agrees to and does hereby indemnify and hold Seller harmless from all loss, damage, cost, or expense (including attorneys' fees) that Seller may suffer as a result of any claim or action brought by any person or entity acting or allegedly acting on behalf of Purchaser in connection with this transaction (except for the commissions payable by Seller to the Brokers, as described above).

8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      8.1. Seller's Representations. The provisions of Exhibit D attached hereto contain Seller's representations and warranties and certain limitations and exclusions thereto, and is hereby incorporated into the body of this Agreement by this reference thereto.

      8.2. Purchaser's Representations. Purchaser represents and warrants to Seller that:

      (a) Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

      (b) The execution of this Agreement by Purchaser is the duly authorized and legally binding action of Purchaser, and upon execution hereof, Purchaser shall be bound by and subject to the terms and provisions of this Agreement.

      8.3. Operating Covenants. From the date of this Agreement until the Closing or earlier termination of this Agreement: (a) Seller shall continue to operate the Premises in a manner similar to its operation prior to the execution of this Agreement; and (b) no leases, service contracts, easements, restrictions, declarations, agreements or options pertaining to the Premises shall be entered into, amended or terminated by Seller without Purchaser's consent, to the extent same will be binding on Purchaser after Closing:(c) Seller shall not convey any Additional Property or Personal Property or remove from the Premises any of the Personal Property; (d) Seller agrees to deliver the Premises to Purchaser at Closing in the same condition as of the date of this Agreement subject to ordinary wear and tear (and casualty or condemnation, which is governed by Section 9 below), in a broom clean condition, all refuse and personal property not to be delivered to Purchaser pursuant to this Agreement shall be removed from the Premises at Seller's expense before the Closing Date; and (f) maintain existing hazard and liability insurance.

      8.4. Termination of Service Contracts. Seller agrees to terminate all service contracts and equipment leases with respect to the Premises on or prior to the Closing unless Purchaser requests that any such not be terminated by written notice to Seller at least 35 days prior to the Closing Date.

9. CASUALTY OR CONDEMNATION.

      In the event prior to the Closing of (a) material damage or casualty to the Premises, or (b) a condemnation or other taking of the Premises, or any part of the Premises, or any rights of access or other material rights benefiting the Premises as a result of the exercise of the power of eminent domain, or in the event that any

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      type of proceeding for such a condemnation or taking is commenced prior to the Closing by any governmental body, then, in any such case, Seller shall promptly notify Purchaser in writing of such event, and Purchaser shall have the option to either: (i) terminate this Agreement, in which event the Earnest Money, and all interest earned thereon, shall be returned to Purchaser and neither party shall have any further obligations or liabilities hereunder, except the Surviving Obligations; or (ii) proceed with the Closing. If Purchaser elects to proceed with the Closing or is not entitled to terminate this Agreement, Seller shall pay and/or assign to Purchaser all right, title and interest in and to the condemnation awards, in the event of eminent domain, or insurance proceeds, in the event of damage or casualty, and shall pay to Purchaser the amount of all applicable insurance deductibles. Purchaser shall exercise its option under clause (i) or (ii) of this Section 9 by providing Seller with a written notice of its decision within fifteen (15) days after Purchaser receives written notice of the condemnation or damage or casualty, and the Closing Date shall be extended, if necessary, to permit Purchaser to make such election within such time period. For purposes hereof, "material" damage or casualty shall mean damage or casualty costing more than $250,000 to repair, as determined by an insurance adjuster mutually selected by Seller and Purchaser.

10. DEFAULT/REMEDY.

      10.1. Seller Default. In the event of a default by Seller occurring prior to Closing in the performance or observance of any of Seller's duties or obligations herein contained, then Purchaser, at its option and as its sole remedies, may either: (a) terminate this Agreement in which event the Earnest Money and all interest earned thereon shall be returned to Purchaser; or (b) specifically enforce this Agreement, by legal action or otherwise. In the event of a default by Seller occurring after Closing, including, without limitation, a breach of any representation or warranty not discovered until after Closing, Purchaser shall be entitled to exercise any and all rights and remedies at law or in equity, subject to the other limitations set forth in this Agreement.

      10.2. Purchaser Default. In the event of a default by Purchaser occurring prior to Closing in the performance or observance of any of Purchaser's duties or obligations herein contained, then Seller may terminate this Agreement and the Earnest Money and all interest earned thereon shall be paid to Seller as liquidated damages and such remedy shall be Seller's sole and exclusive remedy against Purchaser. In the event of a default of Purchaser occurring after Closing, including, without limitation, a breach of any representation or warranty not discovered until after Closing, Seller shall be entitled to exercise any and all rights and remedies at law or in equity, subject to the other limitations set forth in this Agreement.

      10.3. Costs. All reasonable attorneys' fees and court costs incurred by a non-defaulting party to enforce this Agreement against a defaulting party shall be paid by the defaulting party.

11. MISCELLANEOUS.

      11.1. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given on the same date as the date on which such notice is received, or if delivery is refused, upon such refusal if (a) delivered personally, or (b) sent by the United States mail, registered or certified mail, postage prepaid, return receipt requested, or (c) sent by overnight courier services (such as Federal Express or any other national courier service), and, in each case, addressed to the applicable party and its attorney at their addresses set forth in the Summary of Terms at the beginning of this Agreement (or to such other address as either party may from time to time specify in a written notice to the other in accordance with the terms hereof).

      11.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      11.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      11.4. Time of Essence. Time is of the essence of this Agreement.

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      11.5. Assignment; Third Party Beneficiaries. Purchaser shall not assign this Agreement without Seller's prior written consent, which consent may be withheld for any reason or no reason in Seller's sole discretion; provided, however, that notwithstanding the forgoing, Purchaser may, without Seller's consent, assign this Agreement to a single purpose entity owned and controlled by Purchaser. Subject to the previous sentence, this Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of Purchaser and Seller their permitted successors and assigns, and except as provided in the indemnity granted by Purchaser under Section 3.1 with respect to the Indemnified Parties described therein, no other person or entity shall be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.

      11.6. Independent Counsel; Interpretation. Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of arms length negotiations between the parties hereto and the advice and assistance of their respective counsel. Notwithstanding any rule of law to the contrary: (i) the fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance, and any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement; and (ii) no deletions from prior drafts of this Agreement shall be construed to create the opposite intent of the deleted provisions.

      11.7. Survival. The Surviving Obligations shall survive any termination of this Agreement. Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.

      11.8. Tax-Deferred Exchange. Seller and Purchaser acknowledge that either one or both of them may be entering into this transaction in connection with a tax-deferred exchange (the "Exchange"). If requested by either party, the other party shall cooperate with the requesting party in effectuating such Exchange, including executing any documents, instruments or agreements reasonably requested by the requesting party, provided the other party shall not be obligated to (i) expend any costs in connection with such Exchange or (ii) accept or assume any additional obligations or liabilities in connection with such Exchange.

      11.9. Limits on Liability. Notwithstanding anything to the contrary set forth in this Agreement or in any other agreement or document delivered in connection herewith, Seller shall have no liability to Purchaser for a breach of any representation, warranty, covenant, agreement or other provisions of this Agreement (or such other agreements or documents) (a) unless the valid claims for all such breaches collectively aggregate more than $5,000, in which event the full amount of such valid claims shall be actionable up to, but not in excess of, an amount equal to five percent of the Purchase Price (the "Cap"), which shall be the maximum liability of Seller to Purchaser under or in connection with this Agreement under any and all circumstances. In no event shall Seller be liable for any consequential or punitive damages or for any damages in excess of the Cap.

      11.10. Illinois Tax. Promptly after the date hereof, Seller shall deliver to Purchaser a copy of the so-called clearance notice it recently received from the Illinois Department of Revenue in accordance with 35 ILCS 5/902(d) and 35 ILCS 120/5j (herein collectively referred to as the "Act") confirming Seller owes no taxes.

      11.11. Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

      11.12. Modifications. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

      11.13. Partial Invalidity. Seller and Purchaser intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are not materially related to the liability of the parties hereto or to the conditions to Purchaser's obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or unenforceable as written, this Agreement may, at the option of either party hereto, be terminated without further obligation to either party.

      11.14. Time for Performance. Time is of the essence of this Agreement. In the event the time for performance hereunder falls on a Saturday, Sunday or legal holiday, the time for performance shall be on the next day that is not a Saturday, Sunday or legal holiday.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

SELLER:                                             PURCHASER:

EVERGREEN BRIGHTON, L.L.C.,                         PCTEL, INC.
a Delaware limited liability company                a Delaware corporation

 By: Evergreen Brighton Investors, L.L.C.           By: Les Sgnilek
 a Delaware limited liability company,
 its administrative member                          Its: /s/ Les Sgnilek
                                                        ------------------------
  By Evergreen Realty Partners, L.L.C., a
  Delaware limited liability company, its managing

  By: Terrence M. O'Hara

  Its: /s/ Terrence M. O'Hara
      --------------------------------------------

                              SCHEDULE OF EXHIBITS

EXHIBIT A            -          Legal Description of Land

EXHIBIT B            -          Seller Due Diligence Deliveries

EXHIBIT C            -          Seller Closing Documents

EXHIBIT D            -          Seller Representations and Warranties

EXHIBIT E            -          Permitted Exceptions

EXHIBIT F            -          Form of Earnest Money Escrow Instructions

EXHIBIT G            -          License Agreement

EXHIBIT H            -          Letter Regarding Repairs

SCHEDULE 1           -          List of Service Contracts

SCHEDULE 2           -          Violation of Laws; Litigation

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

Parcel 1:

That part of Lot 1 in Cormark Assessment plat of parts of Lots 11 and 15 in the Covington Corporate Center, being a subdivision of parts of the Southwest Quarter of Section 17 and North half of Section 20, Township 40, North, Range 10, East of the Third Principal Meridian, in DuPage County, Illinois, described as follows:

Those parts of Lots 11 and 15 in Covington Corporate Center, being a subdivision of parts of the Southwest quarter of Section 17 and the North half of Section 20, Township 40 North, Range 10, East of the Third Principal Meridian, described by commencing at the intersection of the East line of the Wetland area easement on said Lot 11 with the North line of said Lot, said intersection being 374.41 feet West of the Northeast corner of said Lot; thence South 00 degrees East, along said East line, a distance of 150.24 feet to the point of beginning; thence North 90 degrees East, parallel with the North line of Lot 11, a distance of 277.41 feet; thence North 00 degrees East, a distance of 93.10 feet; thence North 59 degrees 30 minutes 00 seconds East a distance of 112.58 feet to the intersection of the North line of Lot 11 with Fox Court; thence Southeasterly, along Fox Court, on a curve having a radius of 70 feet, an arc distance of 78.95 feet to the East line of said Lot 11; thence South 00 degrees West, on the East line of Lots 11 and 15, a distance of 630 feet to a point 200.00 feet North of Brighton Drive; thence South 90 degrees West, a distance of 50.00 feet; thence South 00 degrees West, a distance of 188.16 feet to Brighton Drive; thence Southwesterly along Brighton Drive, on a curve having a radius of 70 feet, an arc distance 64.49 feet to the Northeasterly line of Lot 16 in said subdivision; thence North 61 degrees 00 minutes 00 seconds West, on said line, a distance of
35.00 feet; thence North 00 degrees East a distance of 49.98 feet; thence North 90 degrees West a distance of 90.16 feet to the Northeasterly line of Lot 16; thence North 61 degrees 00 minutes 00 seconds West, on said Northeasterly line, a distance of 220.00 feet to its intersection with the Southerly extension of the East line of the Westland area easement over Lot 11; thence North 00 degrees East, a distance of 592.91 feet to the point of beginning, according to the Plat thereof recorded October 7, 1988 as document number R88-114863, in DuPage County, Illinois.

                                    EXHIBIT B

                         SELLER DUE DILIGENCE DELIVERIES

Any of the following in the possession or control of Seller:

      (1) all certificates of insurance carried by Seller with respect to the Project;

      (2)   copies of all documents evidencing Permitted Exceptions hereunder;

      (3) copies of the certificates of occupancy and other governmental licenses or approvals pertaining to the Project.

      (4) a copy of any "as-built" plans and specifications for the Building and any modifications or amendments thereto.

      (5) a copy of the bill or bills issued for the three (3) most recent years for which bills have issued for all real estate taxes and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessments applicable to the Project. In the event that any taxes or assessments for said years have been appealed, Seller shall provide Purchaser with copies of all petitions for appeal and evidence of full payment of the cost of any such appeals including the full payment of attorneys' fees.

      (6) copies of all claims and settlements on insurance policies within the past year.

      (7) A schedule listing all Personal Property to be conveyed to Purchaser at Closing.

      (8) Accounting books and records showing all items of expense for the Project for the period of Seller's ownership prior to the date hereof.

      (9) Copies of all reports relating to the environmental condition of the Real Property.

      (10) Copies of any engineering or other reports delivered to Seller by the previous owner relating to the physical condition of the Project.

                                    EXHIBIT C

                            SELLER CLOSING DOCUMENTS

(i) a special warranty deed ("Deed") subject only to the Permitted Exceptions;
(ii) a warranty bill of sale subject to no prior encumbrance conveying all of Seller's right, title and interest in the Personal Property, if any, and containing no warranties; (iii) Seller's warranty assignment to Purchaser of all of Seller's interest in the Additional Property subject to no prior encumbrance;
(iv) an ALTA extended coverage statement and gap undertaking reasonably required by the Title Company; (v) a non-foreign affidavit from Seller certifying that Seller is not a "foreign person," "foreign estate," "foreign corporation" or "foreign partnership" or any other foreign entity as such terms are defined in
Section 1445 of the Internal Revenue Code and the income tax regulations promulgated thereunder; (vi) evidence of Seller's authority to perform its obligations under this Agreement, as required by the Title Company; (vii) all books and records pertaining to the ownership of the Premises in Seller's possession, and all keys, combinations and other similar items required to properly deliver possession and control of the Premises to Purchaser; (viii) terminations of any property management agreements and service contracts; (ix) all architectural drawings, record drawings, plans, specifications, surveys, building permits, occupancy permits or other similar items in Seller's possession and control (or copies thereof) which Seller has created, used or relied upon for the construction and maintenance of the Premises; and (x) such other documents as Purchaser may reasonably request to enable Purchaser to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the terms of this Agreement.

                                    EXHIBIT D

                     SELLER'S REPRESENTATIONS AND WARRANTIES

      1. List of Representations and Warranties. Seller hereby represents and warrants to Purchaser as follows:

            (a) Authority. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer or otherwise dispose of any portion or portions of the Premises.

            (b) Binding. The execution of this Agreement by Seller is the duly authorized and legally binding action of Seller, and upon execution hereof, Seller shall be bound by and subject to the terms and provisions of this Agreement. Seller has obtained or will prior to closing obtain all consents and permissions and given all required notifications, including, but not limited to, notice required under the Act as contemplated under Section 11.10 above any applicable Bulk Sales Act, required to consummate the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound

            (c) Leases. Seller is in possession of the Premises and there will be at the Closing Date no lease in effect pertaining to the occupancy of the Premises other than the License Agreement with Purchaser.

            (d)   Service Contracts. To Seller's knowledge, attached hereto as
Schedule 1 is a complete and accurate list of the service contracts and equipment leases which apply to the operation of the Premises and will be binding on Purchaser after the Closing. To Seller's knowledge, all of the copies of the Service Contracts delivered by Seller to Purchaser are true and correct copies thereof.

            (e) Violations of Laws. To Seller's knowledge, except as set forth on Schedule 2 attached hereto, Seller has not received any written notice that the Premises is currently in violation of any applicable building, fire, zoning, environmental, access or other laws or regulations.

            (f)   Litigation. To Seller's knowledge, except as set forth on
Schedule 2 attached hereto, no litigation has been served upon Seller, or threatened in writing, with respect to the Premises that remains outstanding.

            (g) Special Assessments. Seller has no knowledge of and has received no notice concerning any existing or proposed special assessments or similar charges or assessments against the Premises or any utility service moratoriums affecting the Premises.

            (h)   Employees. Seller has no employees at the Premises.

            (i) Condemnation. To Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceeding pertaining to the taking or possible taking of the premises.

            (j) Requests. To Seller's knowledge, there are no unsatisfied requests for repairs, restorations or improvements from any insurance carrier or governmental agency.

            (k) Information. The information with respect to Seller and the Premises supplied to Purchaser pursuant to the provisions of this Agreement by Seller in connection with and as an inducement to entering into this Agreement, to the knowledge of Seller, do not contain any untrue statement of a material fact.

            (l) Solvent. Seller is now solvent and will be solvent at the Closing. The transaction herein described is not part of a leveraged buy-out or other transaction relating to the sale of Seller.

            (m) The execution, delivery and performance of this Contract by Seller and the consummation of the transactions contemplated hereby will not (i) violate any judgment, order, writ, injunction or decree of any court applicable to Seller; or (ii) conflict with any covenant, condition or provision contained in, or constitute a default under, any contract, agreement or instrument to which Seller is a party.

            (n) Seller has no actual knowledge of any proceeding or investigation by any governmental body, pending or threatened against or related to the Property.

            (o) The Property does not contain any Hazardous Materials, to the best of Seller's actual knowledge. "Hazardous Materials" shall mean petroleum, including crude oil, or any other product thereof, asbestos, polychlorinated biphenyls, any material, defined as hazardous in the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended, 42 U.S.C. ss.9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901-6987; or any substance defined as a hazardous substance or hazardous waste in any federal , state, or local statute, law, ordinance, code, regulation, order or decree regulating or relating to, or imposing liability on standards of conduct concerning hazardous waste, materials, or substances, now or at any time hereafter in effect.

            (p) To the best of Seller's actual knowledge, there are not now, nor have there been, any above ground or underground storage tanks located on the Property and no chemicals or toxic waste have been stored or disposed of on the Property.

            (q) Seller has not been cited (nor does Seller have any actual knowledge of a predecessor in title being cited) for any violation of any Federal, State, County or local environmental law, ordinance or regulation and, to the best of Seller's actual knowledge, the Property is not located within any designated legislative "superfund" area.

            (r) That Seller has not received notice of any dwelling code violation which exists on the date of this Agreement from any city, village, or other governmental authority.

            (s)   There are no outstanding leasing brokerage commissions.

At Closing, Seller will deliver to Purchaser a certificate pursuant to which Seller will reaffirm the foregoing representations and warranties as of the date of Closing, provided that such certificate may reflect any changes to such representations and warranties of which Seller has become aware prior to Closing (each a "Statement of Modification"). In the event that such certificate indicates any changes to the foregoing representations and warranties Seller will not be deemed in default hereunder and, if such changes indicate a materially adverse circumstance, Purchaser's may, as it sole remedy, terminate this Agreement whereupon Escrow Agent will return the Earnest Money to Purchaser and both parties will be relieved of any further obligations hereunder, except for the Surviving Obligations. In the event such certificate indicates any such changes and Purchaser does not elect to terminate this Agreement, the representations and warranties made by Seller to Purchaser pursuant to this Agreement as of the date of Closing will be deemed made subject to any such changes reflected in such certificate.

      2. Survival. The representations and warranties of Seller set forth in this Agreement shall be deemed remade and shall survive Closing for a period of one (1) year after the Closing Date, after which all of the representations and warranties of Seller shall become void and of no further force or effect, except for Seller's representations and warranties concerning its authority, which shall survive Closing without limitation on duration.

      3. Definition of Knowledge. As used in this Article 6 or other provisions of this Agreement, the term "to Seller's knowledge" or "best of Seller's knowledge" or any other reference to the knowledge of Seller

(a) shall mean and apply to the actual knowledge of Terrence O'Hara and Marc Swerdlow (collectively, the "Knowledge Individuals") and not to any other persons or entities, (b) shall mean the actual (and not implied or constructive) knowledge of such individuals, without any duty on such individuals to conduct any investigation or inquiry of any kind, and (c) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Knowledge Individuals. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to one or more of the Knowledge Individuals in the limited manner provided in clauses (a) - (c) above.

      4. Limitations Concerning Purchaser's Knowledge and Third Party Protection. Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (collectively, the "Representations") which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations:
(a) there shall be no liability on the part of Seller for any breach of a Representation arising from any matter or circumstance of which Purchaser had knowledge at Closing (including matters and circumstances described in any Statement of Modifications and (b) in the event that prior to the time of Closing, during the course of Purchaser's inspections, studies, tests and investigations conducted pursuant to Section 3.1 hereof, or through other sources (including any Statement of Modifications), Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser's sole and exclusive right and remedies shall be to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations. The parties hereto expressly acknowledge and agree that none of Seller's representations, warranties or covenants herein may be relied on by the Title Company or Escrow Company, whether by subrogation or otherwise.

                                 PURCHASE AS-IS

      EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PREMISES IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PREMISES, (C) THE SUITABILITY OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PREMISES, (D) THE COMPLIANCE OF OR BY THE PREMISES OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PREMISES, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PREMISES, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PREMISES, (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PREMISES OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PREMISES, (I) THE LEASES OR OTHER AGREEMENTS AFFECTING THE PREMISES, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PREMISES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PREMISES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PREMISES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PREMISES AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PREMISES.

                                    EXHIBIT E

                              PERMITTED EXCEPTIONS

1. General Real Estate Taxes for the years 2003 and 2004 to the extent not yet due and payable with respect to Tax Number 02-20-105-016.

2. Covenants, conditions, provisions, restrictions and limitations contained in Declaration of Protective Covenants for Corporate Center Bloomingdale dated February 28, 1989 and recorded March 5, 1989 as Document Number R89-024524.

3. 20 Foot Drainage Easement over the Northeasterly tip of the land and along a portion of the Southerly Lot Line as shown on Covington Corporate Center Plat of Subdivision recorded on October 7, 1988 as Document No. R88-114863 and as depicted on Comark Assessment Plat recorded as Document Number R92-037924 and as depicted on ALTA Survey prepared by Webster, McGrath & Ahlberg, Ltd. Dated July 29, 2004, Job No.: 41086.

4. 25 Foot Utility Easement over the Northeasterly and Southeasterly corner of the land as shown on Covington Corporate Center Plat of Subdivision recorded on October 7, 1988 as Document No. R88-114863 and as depicted on Comark Assessment Plat recorded as Document Number R92-037924 and as depicted on ALTA Survey prepared by Webster, McGrath & Ahlberg, Ltd. Dated July 29, 2004, Job
No.: 41086.

5. 35 Foot Building Set Back Line along Fox Court and Brighton Court as shown on Covington Corporate Center Plat of Subdivision recorded on October 7, 1988 as Document No. R88-114863 and as depicted on Comark Assessment Plat recorded as Document Number R92-037924 and depicted on ALTA Survey prepared by Webster, McGrath & Ahlberg, Ltd. Dated July 29, 2004, Job No.: 41086.

6. Term, provisions, covenants, conditions and restrictions contained in the Annexation Agreement recorded September 24, 1987 as Document Number R87-141032 relating to the development of the land.

7. Note: Ordinance 87-38 annexing the land and other property to the Village of Bloomingdale was adopted on September 28, 1987 and recorded October 8, 1987 as Document Number R-87-148188.

8. Restrictive Covenant appearing on the Plat of Covington Corporate Center Subdivision recorded on October 7, 1988 as Document Number R88-114863 providing that the maintenance of the wetlands designated by "Wetlands Easement" shall be the responsibility of the owner of each individual lot for that portion of the wetlands which lies within said lot, and reserving the right of the Village of Bloomingdale or any other unit of local government having jurisdiction over said wetlands to perform the required maintenance upon failure of the owner to do so.

                                    EXHIBIT F

                         EARNEST MONEY ESCROW AGREEMENT

Escrow No.: NO310138
Date: October 15, 2004

The sum of $50,000 of earnest money will be deposited with NEAR NORTH NATIONAL TITLE CORPORATION, as escrowee ("Escrowee"), on or about the time of the execution of this Agreement, and an additional $50,000 of earnest money may be deposited with Escrowee, subject to and in accordance with the terms and conditions of Section 5 of the Letter of Intent described below. All of the funds deposited with Escrowee hereunder shall be disbursed by Escrowee only upon the joint order of the undersigned or their respective legal representatives or assigns or as otherwise provided herein or as follows: PCTEL, Inc. (Purchaser) may, by notice to Escrowee and Seller, on or prior to November 1, 2004, direct Escrowee to disburse to PCTEL, Inc, all sums deposited by PCTEL, Inc. into this escrow. This sole direction, rather than joint direction, shall be an exception to the requirement for Joint order direction.

Except for any such joint order, Escrowee is hereby expressly authorized to disregard, in its sole discretion, any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but Escrowee is hereby expressly authorized to comply with and obey any and all orders or decrees entered or issued by any court, of competent jurisdiction, and in case Escrowee obeys or complies with any such order or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, provided said order is a final order.. In case of any suit or proceeding regarding this escrow agreement to which Escrowee is or may at any time become a party (except a suit or proceeding arising from Escrowee's breach of its obligations hereunder), Escrowee shall have a lien on the contents hereof for any and all out-of-pocket costs, including reasonable attorneys' fees, whether such attorneys shall be regularly retained or specially employed, and any other reasonable expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefore out of said deposit, and the undersigned jointly and severally agree to pay Escrowee, upon demand, all such costs, fees and expenses so incurred. In no case shall the above mentioned deposits be surrendered except on an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience of the process or order of court as aforesaid.

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to Escrowee for such investment shall be expressed in writing and contain the consent of all the parties to this escrow agreement, and also provided that Escrowee is in receipt of the taxpayer's identification number and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event the Escrowee is requested to invest deposits hereunder, Escrowee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investment for the purposes of these escrow instructions unless such loss results from the negligence or intentional misconduct of Escrowee.

Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that the Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder. Escrowee may commingle any uninvested deposits with other deposits or with its own funds in the manner permitted under applicable Illinois law; provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the deposits, plus all interest and earnings thereon, in accordance with the terms of this Agreement.

The undersigned Purchaser and Seller acknowledge that the amount deposited hereunder is the Earnest Money described in and governed by that certain Letter of Intent dated October 14, 2004, between the undersigned Seller and Purchaser (and executed by their respective brokers, Lee & Associates and The John Buck Company). Seller and Purchaser agree to execute all joint directions and take all other actions required hereunder to cause the Earnest Money to be disbursed and applied in the manner required under said Letter of Intent (or under the applicable Purchase and Sale Agreement, if one is executed between the parties).

PURCHASER:

PCTEL, INC.

By: /s/ Les Sgnilek
    ---------------------------------------------------
    Les Sgnilek, Vice President

Address:

PCTEL, Inc.
8725 West Higgins Road
Suite 400
Chicago, IL 60631
Fax (773) 243-3050

SELLER:

EVERGREEN BRIGHTON, L.L.C.,
a Delaware limited liability company

By: Levenfeld Pearlstein, LLC, Its Attorneys

    By: /s/ David Berzon
    ---------------------------------------------------
Address:
Levenfeld Pearlstein, LLC
2 North LaSalle, Suite 1300
Chicago, Illinois 60602
Attn: David Berzon
FAX: 312-346-8434

ACCEPTED BY ESCROWEE:

NEAR NORTH NATIONAL TITLE CORPORATION

By: /s/  Megan Toborg
    ---------------------------------------------------
Name:
      -------------------------------------------------
Its:
     --------------------------------------------------

Address: 222 North LaSalle Street
         Chicago, Illinois 60601
         Attn:
               ----------------------------------------
         Fax No.
                 --------------------------------------

                                    EXHIBIT G

                                   LICENSE AND

                               INDEMNITY AGREEMENT

      THIS LICENSE AND INDEMNITY AGREEMENT (this "Agreement") dated as of November 1, 2004 is made by Evergreen Brighton, L.L.C. ("Landlord"), and, PCTEL, Inc., a Delaware corporation ("Tenant"), and has reference to the following:

      WHEREAS, Landlord is the owner of that certain property located at 471 Brighton in Bloomingdale, Illinois (the "Building") which contains 75,517 square feet of space (the "Premises").

      WHEREAS, Landlord and Tenant have entered into that certain Purchase and Sale Agreement dated November 1, 2004 with respect to the sale of the Building from Landlord to Tenant (the "Purchase Agreement") with a closing (the "Closing Date") to occur on or about December 17, 2004.

      WHEREAS, Tenant has requested a limited revocable license from Landlord so as to permit Tenant access to the Premises so as to perform a limited amount of "Work" (as defined herein) commencing on the Access Date (as defined herein).

      WHEREAS. Landlord is willing to grant to Tenant a limited license to enter the Premises commencing on the Access Date in order to perform the Work on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1.    Definitions.

      (a)   "Access Date" shall mean November 15, 2004.

      (b) "Work" shall collectively mean only: (i) the activation of the T1 line at the Building; and (ii) relocation of personal property, office equipment, and inventory owned by Tenant.

      2.    Grant of License/Revocation of License.

      (a) Landlord hereby grants to Tenant a limited revocable license to enter the Property for the purpose of completing the Work commencing on the Access Date. Tenant's access to the Premises or the Building may be restricted by the Landlord or limited by the rules and regulations in effect with respect to the Building. Tenant agrees to faithfully observe all such restrictions, limitations, rules or regulations of which it has been made aware with respect to access to and from the Premises and/or the Building.

      (b) The license granted hereby may be revoked by Landlord at any time upon the failure by Tenant to abide by all of the terms, conditions, restrictions and provisions of this Agreement. Further, this License shall immediately terminate and shall be unenforceable against Landlord upon the termination of the Purchase Agreement. Such termination shall not effect or terminate the Tenant's indemnity obligations arising under this Agreement and such indemnifications shall survive the termination of the license granted hereby.

      3. Performance of Work. Tenant hereby represents, warrants and agrees as follows:

      (a) Tenant shall complete the Work in a good and workmanlike manner and otherwise in conformity will all building codes and permit restrictions.

      (b) Tenant shall promptly furnish Landlord with additional information about the nature or details of the Work as reasonably requested by Landlord.

      (c) The Work shall be fully paid for by Tenant upon its completion and prior to the attachment of any charge, lien or encumbrance against the Premises.

      4. Insurance. Prior to the commencement of any Work, Tenant shall furnish to Landlord evidence that the following insurance coverages are in effect:

      (a) Worker's Compensation and Occupational Disease Insurance, in statutory amounts, covering all employees who are to provide a service in completion of the Work. Employer's liability coverage with limits of not less than $1,000,000 for each accident or illness ($3,000,000 in the aggregate) shall be included.

      (b) Commercial Liability Insurance or equivalent with limits of not less than $1,000,000 per occurrence ($3,000,000 in the aggregate), for bodily injury, personal injury, and property liability.

Landlord and its lender are to be named as additional insureds on a primary non-contributory basis for any liability arising directly or indirectly from the Work. Prior to the commencement of any Work, Tenant shall provide Landlord with a certificate of insurance evidencing the insurance required by section 4 (b) of this Agreement which certificate shall provide that each insurer shall be required to agree to give thirty (30) days advance written notice to Landlord by registered or certified mail prior to any cancellation, non-renewal or reduction of insurance under any such policy issued by it. All policies of insurance shall contain endorsements waiving the insurer's rights of subrogation. Additionally, Landlord and Tenant hereby each waive with respect to the other all rights of subrogation which any insurer might have for events or damages covered by insurance.

      5. Prohibited Work. Notwithstanding anything to the contrary contained in this Agreement, Tenant shall not: (a) perform any work, construction or action which affects, alters, demolishes or modifies any structural element in the Premises or Building; (b) connect any new improvements erected in connection with the Work to any electrical, computer, telephone or other utility lines, feeders or laterals; or (c) perform any act (other than performance of the Work in accordance with the terms of this Agreement).

      6. Repair of Premises and Building. In the event the license granted hereby is revoked then Tenant hereby agrees (at its sole cost and expense) to vacate the Premises and Building and take any and all actions as may be required by Landlord to re-construct, rebuild or repair the improvements in the Premises and Building so that the Premises and Building are placed back into the same condition as it existed prior to the commencement of any Work.

      7. Indemnity. Tenant agrees to defend, indemnify and hold the "Landlord Parties" harmless from and against, and shall reimburse the Landlord Parties for, any and all loss, claim, liability, damages, injunctive relief, cost, expense (including reasonable attorney's fees), action or cause of action, arising in connection with any liability imposed upon (or threatened to be imposed upon) Landlord, the Premises or the Building arising out of or relating to:

      (a) This Agreement, including Tenant's use and occupancy of the Premises;

      (b) Any damage, injury, personal injury or other loss occasioned by or as a result of the performance of the Work (whether negligent or not); and

      (c) Any breach or violations of any term, provisions, agreement or condition of this Agreement that remains uncured following written notice and an opportunity to cure same within 10 days after receipt of such notice (or such longer period of time as Landlord may permit in its reasonable discretion; provided, however that Tenant shall have no opportunity to cure its obligation to vacate the Building and restore same as required hereunder).

The Landlord Parties shall not be liable to Tenant (and Tenant hereby specifically waives and releases any such liability) for any damage, loss or claim resulting from any accident or occurrence at the Building or the Premises, unless such was caused by the negligence or willful misconduct of Landlord Parties. The term "Landlord Parties" as used herein shall mean Landlord, as well as all of Landlord's employees, officers, invitees, agents, contractors, consultants, employees, affiliates, lenders, successors and assigns. The indemnification obligations contained herein shall survive the termination of this Agreement and the license granted hereby.

      8. Operating Expenses and Real Estate Taxes. As consideration for granting this license, commencing on Access Date Tenant shall be solely responsible for the payment of the following operating expenses incurred by Landlord relating to the Building and the Premises: all utility expenses; real estate taxes, common area maintenance charges and snowplowing expenses; provided, however, that on and after December 1, 2004, such responsibility shall be limited to payment for utilities and snow plowing costs.

      9. Base Rent. Commencing on December 1, 2004 and continuing until the earlier to occur of the Closing Date and the termination of this Agreement, Tenant shall pay to Landlord on a monthly basis in advance as base rent thirty five thousand and xx/100 ($35,000). That portion of the base rent paid for the current month of the Closing based upon the number of days Tenant obtains ownership of the Building, shall be credited to Tenant against the purchase price at the Closing (i.e. if the Closing occurs on December 17, 2004, then Tenant shall be entitled to a credit equal to 15/31 x $35,000).

      10. Successors, Assignability and Guaranty. This Agreement shall inure to the benefit of and shall be binding and enforceable upon the parties' successors and assigns. Notwithstanding the foregoing, Tenant shall not assign or pledge its rights under this Agreement without Landlord's express written consent.

      11. Enforcement Costs. In the event that the Landlord incurs any reasonable costs (including attorneys' and paralegals' fees and court costs and environmental consultants' fees and advances) to collect or enforce Tenant's obligations hereunder, Tenant shall, on demand by Landlord, immediately reimburse Landlord therefore following receipt of true and correct copies of the applicable invoices.

      12. Notices. Wherever notices are required hereunder, the same shall be in writing and shall be sent to the intended recipient via hand delivery, via nationally recognized over-night mail carrier, or via registered or certified U.S. mail, return receipt requested, sent to the address listed below (or any different address specified in writing pursuant hereto) and shall be deemed served: (a) on the date delivered if hand delivered or if sent by nationally recognized over-night mail carrier, or (b) three (3) days after mailing the notice if served by registered or certified mail. Notices shall be served at the following addresses

               To Landlord:      Evergreen Brighton, L.L.C.
                                 One North Franklin, Suite 1150
                                 Chicago, IL 60606
                                 Attn: Terrence O'Hara and Marc Swerdlow, Esq.

               To Tenant:        PCTEL, Inc.
                                 8725 W. Higgins Road, Suite 400,
                                 Chicago, IL, 60631
                                 Attn: Varda A. Goldman, VP and General Counsel

      13. Representations Re: Authorization and Non-Contradiction. Landlord and Tenant represent and warrant to each other that: (a) this Agreement has been duly executed and delivered pursuant to authority legally adequate therefore; (b) each has been and is authorized and empowered by all necessary persons having the power of direction over it to execute and deliver this Agreement; (c) the execution and performance of this Agreement and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under any of their respective organizational documents or any other agreement to which each is a party or by which it may be bound or affected.

      14. Miscellaneous. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois. If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance. This Agreement may only be modified or amended in a written instrument signed by both parties. Except for the Purchase Agreement, this Agreement contains the entire agreement of the parties with respect to the matters referenced herein.

      15. Forum Selection. LANDLORD AND TENANT IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF DUPAGE IN THE STATE OF ILLINOIS. LANDLORD AND TENANT HEREBY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND WAIVE ANY OBJECTION THEY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING HEREUNDER.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

                                        EVERGREEN BRIGHTON, L.L.C., a Delaware
                                        limited liability company

                                        By: /s/ Terrence M. O'Hara
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        PCTEL, INC., a Delaware corporation

                                        By  /s/ Les Sgnilek
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H

                            LETTER REGARDING REPAIRS

                            [Letter Attached Hereto]

                                   SCHEDULE 1

                                SERVICE CONTRACTS

1) Active Alarm - alarm monitoring

2) Strada Real Estate Services - landscaping

3) Redmonds Towing - towing service

4) SBC - alarm phone line

Also, there is a parking agreement with Cox Automation where Cox is provided parking on the Premises. This agreement has been terminated, effective 10/30/04. The Purchaser can determine if it wants to enter into a new similar agreement with Cox upon its acquisition of the Premises.

                                   SCHEDULE 2

                          LITIGATION; VIOLATION OF LAWS

None